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                                                                   Exhibit 10.16


                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                HOTJOBS.COM, LTD.

                                       AND

                              GEORGE J. NASSEF, JR.



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                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective as of the 18th day of June, 1999 by and between HOTJOBS.COM, LTD. a Delaware corporation having its principal place of business at 24 West 40th Street, New York, NY 10018 (the "Corporation") and GEORGE J. NASSEF, JR., an individual residing at 20 West 64th Street, #18A, New York, NY 10023 (the "Executive").

                                WITNESSETH THAT:

                  WHEREAS, the Corporation desires to employ the Executive on the terms and conditions set forth in this Agreement; and

                  WHEREAS, the Executive desires to be employed by the Corporation on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.        EMPLOYMENT TERM AND DUTIES

         SECTION I.1 EMPLOYMENT. The Corporation hereby agrees to employ the Executive, and the Executive hereby agrees to accept such employment, upon the terms and conditions herein contained.

         SECTION I.2 TERM. The term of employment under this Agreement (the "Employment


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Term") shall commence on June 18, 1999 (the "Effective Date"), and shall continue until terminated by either party. Both parties understand and agree that the Executive's employment with the Corporation is for an unspecified duration and constitutes "at-will" employment. Both parties acknowledge that this employment relationship may be terminated at any time, with or without cause, at the option of the Corporation or the Executive, with or without notice.

         SECTION I.3 DUTIES. During the Employment Term, the Executive shall serve as Chief Information Officer of the Corporation. The Executive shall perform such duties as are reasonable and customary for an individual holding such office and such other duties as are set forth in the Bylaws of the Corporation or as may be agreed to from time to time by the Executive including, without limitation, responsibility for development, implementation and maintenance of the technological aspects of the business of the Corporation including, without limitation, systems engineering and network operations. The Executive shall devote his full and exclusive professional time and attention to performing his obligations hereunder. The Executive shall report directly to the President and CEO of the Corporation.

ARTICLE II.   COMPENSATION

         SECTION II.1 BASIC COMPENSATION. During the Employment Term, the Corporation shall pay to the Executive an annual base salary (which shall accrue proportionately from day to day and shall be payable bi-monthly) of $175,000 (the "Basic Compensation").

         SECTION II.2 ANNUAL BONUS. In addition to Basic Compensation, the Executive may

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also receive other bonus or incentive compensation and salary increases as shall be determined by the Board of Directors of the Corporation (the "Board") in accordance with applicable Corporation policies in effect at such time. The Executive shall be eligible to receive an annual year-end bonus which will be contingent upon achievement of certain performance goals, which shall be set annually for the relevant performance period by the Board in its sole discretion and upon employment by the Corporation at the time the bonus is scheduled to be paid.

         SECTION II.3 BENEFITS. During the Employment Term, Executive shall be entitled to participate in all benefit plans, if any, provided to other similarly situated senior executives of the Corporation. The Corporation shall be entitled to obtain key-man life insurance on the life of Executive with the benefits thereof payable solely to the Corporation or its assigns, as the Corporation shall determine, and Executive shall promptly submit to examinations by medical personnel reasonably acceptable to Executive as the Corporation may request to assist it in obtaining the key-man life insurance and shall otherwise reasonably cooperate should the Corporation decide to obtain such insurance.

         SECTION II.4 VACATION. During the Employment Term, the Executive shall be entitled to two weeks paid vacation which may be increased but not decreased in the sole discretion of the Board.

         SECTION II.5      STOCK OPTIONS.

                           (a)     GRANT.  The Corporation hereby grants to
Executive a non-qualified stock option ("NQSO") to purchase 7,500 shares of the Corporation's Common Stock ("NQSO Shares") at a per-share price based on the Corporation's fair market value as at June 18,


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1999 (as determined by an independent valuation company reasonably acceptable to the Corporation and the Executive). This NQSO is granted subject to the terms and conditions set forth below and in the Corporation's Stock Award Plan.

                           (b)      VESTING TERM.  The NQSO shall be exercisable
for a period of 10 years from the date of this Agreement and shall become exercisable as to the number of NQSO Shares over the term at the times indicated below:


Number of Shares                                     On or After
----------------                                     -----------

         208                                         July 18, 1999
         208                                         August 18, 1999
         208                                         September 18, 1999
         208                                         October 18, 1999
         208                                         November 18, 1999
         208                                         December 18, 1999
         208                                         January 18, 2000
         208                                         February 18, 2000
         208                                         March 18, 2000
         208                                         April 18, 2000
         210                                         May 18, 2000
         210                                         June 18, 2000
        2,500                                        June 18, 2001
        2,500                                        June 18, 2002;

                  Provided, that if prior to June 18, 2000 there shall be a closing of a firm commitment underwritten registered public offering of the Corporation's Common Stock, all of the NQSO Shares that are due to vest on or before June 18, 2000 plus 1,250 of the NQSO Shares due to vest on June 18, 2001 shall vest as of the date of such closing.


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                  (c) REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS
OF THE EXECUTIVE UPON EXERCISE OF NQSO. The Executive agrees that in the event that the Corporation and the Corporation's counsel deem it necessary or advisable in the exercise of their discretion, the issuance of NQSO Shares may be conditioned upon the Executive's making certain representations, warranties, covenants and acknowledgments relating to compliance with applicable securities laws.
                  (d) SHAREHOLDERS AGREEMENT. The Executive acknowledges and agrees that upon exercise of this NQSO, in whole or in part, the NQSO Shares will be subject to that certain Amended and Restated Shareholders Agreement dated as of May 11, 1999 (as the same may be amended, supplemented and/or superseded, the "Shareholders Agreement"), a copy of which is on file at the Corporation's corporate office (to the extent it may then be in effect generally). Accordingly the Executive agrees to be bound by the Shareholders Agreement upon exercise of this NQSO, as if signatory thereto.

                  (e)      EXPIRATION UPON A TERMINATION.
                           (i)      If the Executive's employment with the
Corporation is terminated by the Corporation for "Cause" during the Employment Term, the term of the NQSO shall be deemed to have automatically expired immediately upon such termination of the Executive for "Cause" as defined in
Section 3.1(c).

                           (ii) If the Executive's employment with the
Corporation is terminated without Cause, for Good Reason, as defined in Section 3.1(d), or upon the Executive's death, the


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Executive or his successors or heirs shall be entitled to exercise the NQSO granted hereunder, to the extent the right to so exercise had accrued at the date of termination and had not been previously exercised, for a period of thirty days after such termination date, subject to all other provisions hereof.

                  (f) NON TRANSFERABILITY. The NQSO shall not be transferable by the Executive otherwise than by will or the applicable laws of descent and distribution and shall be exercisable during the Executive's lifetime only by the Executive.

                  (g) TAX OBLIGATIONS. The Executive acknowledges that the transfer of any NQSO Shares in accordance with this Agreement may have federal, state or local tax implications for the Executive and the Executive understands that the Corporation is not undertaking to bear any obligation of the Executive so created. The Executive acknowledges and agrees that any and all such tax obligations shall be the sole responsibility of the Executive and the Corporation makes no warranties regarding the income tax consequences or any other aspect of the NQSO.

                  (h) STOCK CERTIFICATES' RESTRICTIVE LEGENDS. Stock certificates evidencing NQSO Shares may bear such restrictive legends as the Corporation and Corporation's counsel deem necessary or advisable.

                  (i) NO TAX OR OTHER ADVICE. The Executive acknowledges that he has not relied on, and none of the Corporation or any of its representatives has given, any representations or warranties, or any advice, with respect to the income tax or other consequences of the


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transactions contemplated by this Agreement. The Executive represents that he has sufficient knowledge, and or has consulted his own advisors, with respect to such consequences.

ARTICLE III.    TERMINATION OF EMPLOYMENT

         SECTION III.1     EVENTS OF TERMINATION.

                  (a) DEATH. The Executive's employment shall terminate automatically upon the Executive's death.

                  (b) WITHOUT CAUSE. Notwithstanding any other provision hereunder, the Corporation shall have the right to terminate the Executive's employment hereunder without "Cause" (as defined in Section 3.1(c)) at any time during the Employment Term for any reason in the sole discretion of the Corporation.

                  (c) CAUSE. The Corporation may terminate the Executive's employment during the Employment Term for Cause. For purposes of this Agreement, "Cause" shall mean: (i) gross negligence or willful misconduct of the Executive in the performance of any of his duties under this Agreement, (ii) the failure by the Executive to perform his duties hereunder; (iii) any embezzlement or misappropriation of funds or property or intellectual property of the Corporation; (iv) any conviction or plea of guilty or NOLO CONTENDERE in connection with fraud or any crime that constitutes a felony in the jurisdiction involved; and (v) any material breach by the Executive of the terms of this Agreement, which is not cured within thirty (30) days of notice of the breach given by the Corporation.

                  (d) GOOD REASON. The Executive may terminate his employment during the


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Employment Term for Good Reason within ninety (90) days of the date Executive becomes aware of the occurrence of any of the events specified below. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's express written consent, of any one or more of the following events:

                           (i) A material change in the Executive's titles or
duties described in Section 1.3, or any removal of the Executive from, or any failure to re-elect the Executive to, any of such positions;

                           (ii) A failure by the Corporation to pay Executive's
Basic Compensation, not caused by Executive, which failure to pay is not cured within 30 days after written notice from Executive;

                           (iii) The filing of a voluntary or involuntary
petition of bankruptcy by or against the Corporation or the insolvency of the Corporation;

                           (iv) A Change of Control as defined in Section 3.2
below;

                           (v) The Corporation breaches any material term hereof, after an opportunity to cure.

         SECTION III.2 CHANGE OF CONTROL DEFINITION. A "Change of Control" shall have occurred if:

                           (i)  any "person" within the meaning of Section 14(d)
of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Corporation, a subsidiary of the Corporation, any employee benefit plan sponsored by the Corporation or any subsidiary of the


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Corporation, Richard Johnson or an underwriter who has acquired securities for the purpose of distributing them in a firmly underwritten public offering, becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 49% or more of the combined voting power of the securities of the Corporation entitled to vote in an election of directors to the Board; or

                           (ii) a merger or equivalent combination occurs after
which 49% or more of the voting stock of the surviving corporation is held by persons other than former stockholders of the Corporation; or

                           (iii) the sale, assignment, transfer or other
disposition of assets of the Corporation having a value in excess of 49% of the total assets of the Corporation.

         SECTION III.3     OBLIGATIONS OF THE CORPORATION ON TERMINATION.

                  (a) TERMINATION UPON DEATH. If the Executive's employment is terminated upon his death, the Corporation shall immediately pay the Executive's successors or heirs in cash the amount of Basic Compensation previously earned but not yet paid.

                  (b) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If Executive's employment is terminated without Cause or for Good Reason:

                           (i) IN GENERAL.  The Corporation shall immediately
pay the Executive in cash the amount of Basic Compensation previously earned but not yet paid.

                           (ii) SEVERANCE BENEFITS. The Corporation shall pay
the Executive his Basic Compensation (based on the Basic Compensation in effect on the date of the termination of


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the Executive's employment) for a period of 6 months from the date of termination payable in accordance with the Corporation's regular payroll practice.

                  (c) TERMINATION FOR CAUSE OR TERMINATION WITHOUT GOOD REASON. In case of a Termination for Cause or Termination without Good Reason, the Executive shall be entitled to his Basic Compensation accrued to the date of termination. Except as otherwise provided in this Agreement or under any employee benefit plan maintained by the Corporation, the Corporation shall have no further obligations to the Executive.


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ARTICLE IV.    PURPOSE

         SECTION IV.1 PURPOSE. The Corporation recognizes that the Executive is a key executive of the Corporation and is expected to be a factor in the growth and success of the Corporation. The Corporation also recognizes that the continued success of the Corporation depends, to a significant degree, upon the effective performance of the Executive's duties as set forth in this Agreement. Therefore, one of the primary purposes of this Agreement is to provide for the long-term financial security of the Executive and his family so that he will be better able to direct his undivided attention to the successful performance of his duties on behalf of the Corporation.

         SECTION IV.2 NON-COMPETE AND CONFIDENTIALITY. Except as to such actions within the ordinary course of the Executive's employment by the Corporation which the Executive in good faith believes to be in the best interests of the Corporation, the Executive shall not at any time during the Employment Term or two years thereafter, without the prior written consent of the Corporation: (i) request or advise any supplier, or other person, firm, partnership, association, corporation or business organization, entity or enterprise having business dealings with the Corporation or any subsidiary or affiliate of the Corporation to withdraw, curtail or cancel such business dealings; (ii) disclose to any third party including, but not limited to, any competitor or potential competitor of the Corporation or any subsidiary or affiliate of the Corporation any trade secret, know-how or knowledge relating to costs, products, equipment, merchandising and marketing methods, business plans, or research results used by, or useful to, the Corporation or


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any subsidiary or affiliate of the Corporation or other confidential information of the Corporation (the "Confidential Information"); (iii) induce or attempt to influence any executive of the Corporation or any subsidiary or affiliate of the Corporation to terminate, or in any way violate the terms of, his or her employment; or (iv) engage directly or engage indirectly in any business in competition with the business of the Corporation or its subsidiaries, provided, however, that the ownership by Executive of not more than 5% of the equity securities of any company or similar business venture shall not be deemed a violation of this Section 4.2(iv). For purposes of this Section 4.2, Confidential Information shall not include: (a) information that is in the public domain; provided that Executive was not responsible for the disclosure to the public; (b) information that was already known to Executive prior to his employment by the Corporation; and (c) information required to be disclosed in connection with any judicial or administrative proceeding or inquiry; provided that Executive shall notify the Corporation as promptly as practicable of such proceeding or inquiry and cooperate with the Corporation in taking legally available steps to resist or narrow the required disclosure.

ARTICLE V. MISCELLANEOUS

         SECTION V.1 ENFORCEABILITY. If the scope of any provision of this Agreement is too broad to permit enforcement of such provision to its fullest extent, then such provision shall be enforced to the maximum extent permitted by applicable law, and, if necessary, the scope of any such provision may be judicially modified (to the extent necessary in any proceeding brought to enforce such provision) and thereafter fully enforced.


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         SECTION V.2 WORKS FOR HIRE. Executive agrees that all improvements in the Corporation's method of conducting its business as well as all inventions conceived of or developed by Executive related directly to the Corporation's business during the Employment Term, the negotiation thereof or the period of six months after the expiration or termination of this Agreement, regardless of the time and place made, and all proprietary rights therein, shall belong exclusively to the Corporation as works-for-hire, having been specially commissioned by the Corporation, and Executive will promptly disclose such work product to the Chairman of the Board of the Corporation. To the extent necessary to supplement the foregoing, Executive hereby transfers and assigns to the Corporation the proprietary rights in perpetuity in all such work product and all rights therein of any kind in all media now or hereafter known. In addition to the rights granted to the Corporation in this Section 5.2, Executive agrees that all patents related directly or indirectly to the Corporation's business obtained by or issued in the name of Executive during the Employment Term are property of the Corporation. Executive further agrees to assign any such patents to the Corporation without payment of any additional compensation other than the compensation specified in Article II above.

         SECTION V.3 REMEDIES. The parties acknowledge that the remedy at law for any breach of any party's obligations hereunder would be inadequate and consent to the granting of temporary and permanent injunctive relief in any proceeding brought to enforce any of such provisions without the necessity of proof of actual damages; provided, however, that the foregoing shall not be construed to limit any other right or remedy available to the Corporation or the Executive at law or in equity, and all such rights and remedies shall be cumulative to the


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extent permitted by applicable law, and the exercise of any one or more of such rights or remedies shall be without prejudice to the exercise of any other such right or remedy.

         SECTION V.4  ASSIGNMENT BY THE EXECUTIVE; SUCCESSORS.


                  (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) Except as is otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and upon the Executive, his spouse, heirs, executors and administrators, provided, however, that the obligations of the Executive hereunder shall not be delegated.

                  (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, "Corporation" shall mean Corporation as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         SECTION V.5 WAIVER. Failure of either party hereto to insist upon strict compliance by the other party with any term, covenant or condition hereof shall not be deemed a waiver of such


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term, covenant or condition, nor shall any waiver or relinquishment or failure to insist upon strict compliance with any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         SECTION V.6 SURVIVAL. Notwithstanding the expiration or termination of this Agreement, Sections 4.2 and 5.2 shall survive.

         SECTION V.7 NOTICE. Any notice required or desired to be given pursuant to this Agreement shall be sufficient if in writing sent by registered or certified mail to the addresses set forth above or to such other address as any party hereto may designate in writing, transmitted by hand delivery or by registered or certified mail to the other; provided, the failure by the Executive to observe the notice provisions hereof shall not in any way limit, reduce or effect the Executive's rights and benefits hereunder.

         SECTION V.8 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any otherwise applicable choice of law rules.

         SECTION V.9 TAXES. The Corporation may deduct from all amounts paid under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

         SECTION V.10 ENTIRE AGREEMENT. The parties hereto agree that this Agreement (together with, to the extent benefits or rights are otherwise affected by this Agreement, any employee benefit plan maintained or sponsored by the Corporation) contains the entire understanding and


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agreement between them and supersedes all previous agreements and arrangements, if any, relating to the employment of the Executive. This Agreement shall not be amended, modified or supplemented in any respect except by an agreement in writing signed by the Executive and the Corporation.

         SECTION V.11 COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, and all of which, taken together shall be deemed to be one instrument.




                  IN WITNESS WHEREOF, the Corporation and the Executive have duly executed this Agreement as of the day and the year first above written.


HOTJOBS.COM, LTD.                           EXECUTIVE



By: /s/                                      /s/
   ----------------------------             -----------------------------
     Name: Richard Johnson                  George J. Nassef, Jr.
     Title: President and
            Chief Executive Officer